UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): July 28, 2016

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 28, 2016, Monro Muffler Brake, Inc. (the “Company”) issued a press release announcing its operating results for the first quarter ended June 25, 2016, as well as estimated second quarter and fiscal 2017 comparable store sales growth and diluted earnings per share. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01	Voluntary Disclosure of Other Events

The Company announced that, during the first quarter, it completed the acquisition of McGee Tire Stores, Inc., which operate a chain of 29 stores located in the Tampa Bay and Fort Myers, Florida areas, as well as seven new greenfield stores. In addition, the Company announced that it has signed definitive agreements to acquire stores within its existing markets that are expected to close in the second quarter and add approximately $40 million in annualized sales. Further details of these acquisitions are contained in the press release furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated July 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)

July 28, 2016	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President – Finance, and Treasurer